SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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MagneGas Corporation
(Exact Name of Small Business Issuer in its Charter)

000-51883
(Commission File Number)

DELAWARE		26-0250418
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

35246 US Highway 19 North, #311
Palm Harbor, Florida 34684
(727) 934-9593
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Dr. Ruggero Maria Santilli
35246 US Highway 19 North, #311
Palm Harbor, Florida 34684
(727) 934-9593
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	212,500	$1.00	$212,500	$6.52

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 7, 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

MAGNEGAS CORPORATION

212,500 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 212,500 shares of our common stock must be sold at the fixed price of $1.00 per share by any shareholder who sells their shares until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: December 7, 2007

ABOUT OUR COMPANY

We were incorporated as 4307, Inc. under the laws of the State of Delaware on December 9, 2005 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.  On April 2, 2007, Clean Energies Tech Co. obtained all of the shares of 4307, Inc., pursuant to a Stock Purchase Agreement. On April 2, 2007, we changed our name to MagneGas Corporation to better reflect our current business plan. We will deliver technology which has been developed by the MagneGas founders that recycles most bio-contaminated liquid waste into environmentally acceptable byproducts.  These byproducts include: a clean burning biogas called MagneGas™; irrigation water, and a sterilized carbon byproduct. We will manufacture PlasmaArcFlow Recycler equipment to convert hazardous and toxic liquid waste materials into useful products.  Our main office is located at 35246 US Highway 19 North, #311, Palm Harbor, Florida 34684 and the telephone number is (727) 934-9593.

The MagneGas process is based in flowing the liquid waste through a submerged electric arc between coal electrodes at about 10,000 degrees F.  This patented electrical process decomposes the liquid waste and allows the gas to bubble to the surface for collection.   In this method the liquid waste is converted into MagneGas, a large amount of usable heat, irrigation water and a carbon byproduct to be collected in a strainer for periodical removal.

MagneGas can be used to operate machinery that uses natural gas and can power electric generators, cooking grills, industrial equipment, and heat homes.  MagneGas exhaust has been independently certified to surpass E.P.A. requirements by Liphart and Associates without a catalytic converter. Our market strategy is to recycle city sludge, farm manure and other liquid waste and turn it into clean burning biogas, while creating a sterilized and filtered liquid that can be used for irrigation.  In addition, MagneGas will be sold as a metal cutting fuel.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (December 9, 2005) through December 31, 2006 are derived from our audited financial statements.  The statement of operations and balance sheet data for the nine months ended September 30, 2007 are derived from our unaudited financial statements.

	From Inception- December 9, 2005 through December 31, 2005 (audited)	Year ended December 31, 2006 (audited)	Nine months ended September 30, 2007 (unaudited)
STATEMENT OF OPERATIONS

Revenues	0	0	0
Costs of Services	0	0	0
Gross Profit	0	0	0
General and Administrative Expenses	400	1,450	268,455
Net Loss	(400)	(1,450)	(268,455)

	As of December 31, 2006 (audited)	As of September 30, 2007 (unaudited)
BALANCE SHEET DATA

Cash	0	78,295
Goodwill	0	30,000
Total Assets	0	110,295
Total Liabilities	1,750	6,000
Stockholders’ Equity	(1,750)	104,295

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders must sell any shares that they choose to sell until our common stock is quoted on the OTC Bulletin Board (or other specified market), at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. These expenses are expected to be around $30,000.

WHERE YOU CAN FIND US

Our main office is located at 35246 US Highway 19 North, #311, Palm Harbor, FL 34684 and the telephone number is (727) 934-9593.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in Delaware in December of 2005. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in converting liquid wastes into a clean fuel, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current plan of operations. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $200,000 to continue operations over the next twelve months. However, we will require additional funds estimated at approximately $4,000,000 in order to significantly expand our business as set forth in our plan of operations. These funds may not be available or, if available, will be on commercially reasonable terms satisfactory to us. We may not be able to obtain financing if and when it is needed on terms we deem acceptable.
If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms may delay the execution of our plan to expand our operations.

We will require additional financing which may require the issuance of additional shares which would dilute the ownership held by our shareholders

We will need to raise funds through either debt or sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot generate revenue, we may have to alter or delay implementing our plan of operations. If we do not continue as a going concern, investors may lose their entire investment.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not yet begun generating revenue. From inception to  September 30, 2007, we have incurred a net loss of $268,455 and an accumulated deficit of $267,205. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of our plan of operations.

Our future success is dependent, in part, on the performance and continued service of Bo Linton, our President, and Dr. Ruggero Maria Santilli, our CEO. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Bo Linton, our President and Dr. Ruggero Maria Santilli, our CEO. We currently do not have an employment agreement with our officers and directors. The loss of either of their services would delay our business operations substantially.

Luisa Ingargiola and her brother Ermanno Santilli own 80% of our outstanding shares and their control may prevent you from causing a change in the course of our operations and may affect the price of our common stock.

Luisa Ingargiola and Ermanno Santilli beneficially owns 54,130,000 shares, or approximately 80% of our common stock. Accordingly, for as long as Ms. Ingargiola and Mr. Santilli continue to own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.

This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

Our future success is dependant on our implementation of our business plan.  We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: obtaining funding in the form of stock sales and/or grants to construct a fully operational facility at a Florida sewage treatment plant to process human sludge; obtain funding in the form of stock sales and/or grants to construct a fully operational facility at a Florida farm to process manure; obtain funding in the form of stock sales to construct a fully operational recycler for metal cutting fuel sales.  If we are not successful, we will not be able to implement or expand our business plan.

Our success depends upon our ability to attract and hire key personnel. Since many of our personnel will be required to have special skills, the pool of potential employees may be small and in high demand by our competitors. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

The offering price of the shares was based on our own assessment of our financial condition and prospects, our limited operating history, and the general condition of the securities market, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 for the shares of common stock was determined based our financial condition and prospects, our limited operating history and the general condition of the securities market.

The offering price is not an indication of and is not based upon the actual value of MagneGas Corporation. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may never have a public market for our common stock or that the common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends. Therefore, you may not have any manner to liquidate or to receive payment on your investment.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Future sales by Luisa Ingargiola and Ermanno Santilli may negatively affect our stock price and our ability to raise funds in new stock offerings. Therefore, investors may be forced to sell at a lower price than they purchased for, and would discourage potential investors in the future.

Luisa Ingargiola and Ermanno Santilli beneficially own 54,130,000 shares of our common stock. Sales of our common stock by Ms. Ingargiola and Ermanno Santilli into the public market following this offering could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

Our technology is unproven on a large-scale commercial basis and could fail to perform in a commercial production environment.

Technologies for production of MagneGas fuel are still in a development stage. The technologies which we are pursuing for fuel production from liquid waste have never been utilized on a large-scale commercial basis. All of the tests which we have conducted to date with respect to our technologies, have been performed on limited quantities, and we cannot assure you that the same or similar results could be obtained at competitive costs on a large-scale commercial basis. We have never utilized these fuel technologies under the conditions or in the volumes that will be required to be profitable and cannot predict all of the difficulties that may arise. It is possible that the technologies, when used, may require further research, development, design and testing prior to implementation of a larger-scale commercial application. Accordingly, we cannot assure you that these technologies will perform successfully on a large-scale commercial basis or that they will be profitable to us.

The success of our business depends, in part, upon proprietary technologies and information which may be difficult to protect and may infringe on the intellectual property rights of third parties.

We believe that the identification, acquisition and development of proprietary technologies are key drivers of our business. Our success depends, in part, on our ability to obtain patents, maintain the secrecy of our proprietary technology and information, and operate without infringing on the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that the patents that we license will provide us with competitive advantages or will not be challenged by third parties, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages or will not be challenged by third parties. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our biomass technology or design around it.

In order to successfully commercialize our proprietary technologies, it is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties. We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to the protection afforded by patents, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any such breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

Because we are smaller and have fewer financial and other resources than many alternative fuel companies, we may not be able to successfully compete in the very competitive alternative fuel industry.

Fuel is a commodity. There is significant competition among existing fuel producers. Our business faces competition from a number of producers that can produce significantly greater volumes of fuel than we can or expect to produce, producers that can produce a wider range of products than we can, and producers that have the financial and other resources that would enable them to expand their production rapidly if they chose to. These producers may be able to achieve substantial economies of scale and scope, thereby substantially reducing their fixed production costs and their marginal productions costs. If these producers are able to substantially reduce their marginal production costs, the market price of fuel may decline and we may be not be able to produce fuel at a cost that allows us to operate profitably. Even if we are able to operate profitably, these other producers may be substantially more profitable than us, which may make it more difficult for us to raise any financing necessary for us to achieve our business plan and may have a materially adverse effect on the market price of our common stock.

Lax enforcement of environmental and energy policy regulations may adversely affect the demand for our technology.

Our success will depend, in part, on effective enforcement of existing environmental and energy policy regulations. Many of our potential customers are unlikely to switch from their current waste disposal methods unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of our technology.  Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing waste disposal standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent waste disposal standards continues, our future prospects will depend on the ability of our technology to satisfy these disposal standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the waste disposal standards or the failure to enforce existing standards and other regulations could result in a reduced demand for our technology.

We have the potential risk of product liability which may subject us to litigation and related costs

Our PlasmaArcFlow system will be utilized in a variety of industrial and other settings, and will be used to handle materials resulting from the user's generation of hazardous waste. The equipment will therefore be subject to risks of breakdowns and malfunctions, and it is possible that claims for personal injury and business losses arising out of these breakdowns and malfunctions will be made against us. Our product liability insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue

Failure to obtain operating permits, or otherwise to comply with federal and state regulatory requirements, could affect our abilities to market and sell the PlasmaArcFlow system and could substantially reduce the value of your investment and the market price of our common stock.

We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls. In as much as we intend to market the PlasmaArcFlow system internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We can not be certain that required permits and approvals will be obtained; that new environmental regulations will not be enacted or that if they are our customers and we can meet stricter standards of operation or obtain additional operating permits or approvals.

Costs of compliance with burdensome or changing environmental and operational safety regulations could cause our focus to be diverted away from our business and our results of operations to suffer.

Liquid waste disposal and fuel production involves the discharge of potential contaminants into the water and air.  As a result, we are subject to complicated environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the various states. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. We did not incur any capital expenditures for environmental control in 2007 and we do not currently expect to incur material capital expenditures for environmental controls in this or the succeeding fiscal year  In addition, our production plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the plants arising from air or water discharges Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price shares were sold to our shareholders in our private placement which ended in October 2007.  The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.

The offering price of the shares of our common stock has been determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 212,500 shares of our common stock held by 83 shareholders.  Of such amount we are registering 157,500 shares of our common stock held by 72 shareholders, which were sold to investors in an offering which ended in October 2007 at $1.00 per share; 20,000 shares issued for founding services to four shareholders in May 2007 and 35,000 shares issued for services to seven shareholders in May and September of 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 7, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering	Percent of common stock owned after offering (1)
Leslie S. Peterson	1,000	1,000	0	0%
Jeffrey J. Malzone and Linda R. Malzone	1,000	1,000	0	0%
Jerome W. Hall and Loretta E. Hall	1,000	1,000	0	0%
Joseph A. Paoloni	5,000	5,000	0	0%
Margaret Paoloni	5,000	5,000	0	0%
Creative Sports Enterprises (2)	1,000	1,000	0	0%
Keith H. Peterson	4,200	4,200	0	0%
David Folkman	1,000	1,000	0	0%
Douglas Ray Jones	1,000	1,000	0	0%
Sherepta Chroninger McLeod	1,000	1,000	0	0%
Donald L. Feinstein	1,000	1,000	0	0%
Abhulrahman A. Alhomoud and Adnan A. Alhomoud	1,000	1,000	0	0%
Abdullla A. Alhomoud and Adnan A. Alhomoud	1,000	1,000	0	0%
Afaf M. S. Aladsani	10,000	10,000	0	0%
Hala A. Alhomoud and Adnan A. Alhomoud	1,000	1,000	0	0%
Hiba A. Alhomoud and Adnan A. Alhomoud	1,000	1,000	0	0%

Adnan A. Alhomoud	11,000	11,000	0	0%
Dan Aminya	1,000	1,000	0	0%
Craig Potter	1,500	1,500	0	0%
Shirley A. Rumschlag	500	500	0	0%
Henry B. Rumschlag	1,500	1,500	0	0%
William E. Kilbourne, III	1,300	1,300	0	0%
Paul W. Gibson	1,000	1,000	0	0%
Connie J. Wiedmann	1,000	1,000	0	0%
Roderic E.Harris	2,000	2,000	0	0%
Robert Greenwood	2,000	2,000	0	0%
Ronald B. Cole and Hermelinda Cole	1,000	1,000	0	0%
Craig E. Morgan	1,000	1,000	0	0%
Petr Lisa	1,000	1,000	0	0%
Helmut Ziehe and Susannah R. Ziehe	1,000	1,000	0	0%
James H. Rumschlag	1,500	1,500	0	0%
Patrizia Medail	1,000	1,000	0	0%
Aldo Gandiglio	1,000	1,000	0	0%
Steve William Rogers and Stacy Ann Rogers	1,000	1,000	0	0%
Robert Pedrino	1,000	1,000	0	0%
Helen Pedrino	1,000	1,000	0	0%
Gerald Soviar and Mary Ann Soviar	1,500	1,500	0	0%
Robert J. Kaltenbach	1,000	1,000	0	0%
Jeannette M. Hobbins	1,000	1,000	0	0%
Daniel D. Moore, Jr.	1,000	1,000	0	0%
Wade Dorffi	1,000	1,000	0	0%
Myron V. Knapp	1,000	1,000	0	0%
Daniel D. Evans	500	500	0	0%
Michael Harrison	2,000	2,000	0	0%
Curtis Sharp	5,000	5,000	0	0%
Chris Carlson	1,000	1,000	0	0%
Eric C. Carlson	2,000	2,000	0	0%
John McNab	6,000	6,000	0	0%
Joseph A. Lentini and Gloria J. Lentini	1,000	1,000	0	0%
Jeffrey Robbins and Patricia Robbins	1,000	1,000	0	0%
Milton D. Rees and Vera M. Rees	1,000	1,000	0	0%
Frances Oman	1,000	1,000	0	0%
Abbie Blair	500	500	0	0%
Phillip E. Yokley and Ruby Lee Yokley	1,000	1,000	0	0%
Clean Energies Tech (3)	130,000	30,000	100,000	1%
Luisa Ingargiola (4)	10,000,000	5,000	9,995,000	14%
Eric Gregory Holdings (5)	10,000,000	5,000	9,995,000	14%
Global Alpha, LLC (6)	31,000,000	5,000	30,995,000	44%
Jerry Paul	60,000	5,000	55,000	*
Robert Wilson	30,000	5,000	25,000	*
Asher Kaltian	1,000	1,000	0	0%
Diane Claire Holland	1,000	1,000	0	0%
Clifford A. Stock	1,500	1,500	0	0%
Amani Channel	1,000	1,000	0	0%
Steve G. Scalmanini	1,000	1,000	0	0%
Melionda L. Baker	1,000	1,000	0	0%
Namdar Avnel	1,000	1,000	0	0%
Aminia and Abraham Pnina	1,000	1,000	0	0%
Mike and Judy Jeffery	500	500	0	0%
Taryn R. Duncan	1,000	1,000	0	0%
Bonnie L. Carpenter and Jerry J. Jezowski	1,500	1,500	0	0%
Raymond Paulson	5,000	5,000	0	0%

Scott Anderson	3,000	3,000	0	0%
Jay C. Barrett and Winnie M. Barrett	1,000	1,000	0	0%
Ramba and Pravin Kakadiya	5,000	5,000	0	0
Bharat and Padma Mendpara	2,000	2,000	0
William and Leva Pedrino	1,000	1,000	0	0
Ruth O'Loughlin	15,000	5,000	10,000	0
Gregg E. Jaclin (7)	40,000	5,000	35,000	*
Richard I. Anslow (8)	50,000	5,000	45,000	*
Christine L. Zurich (9)	10,000	5,000	5,000	*
Clifford Hunt (10)	100,000	5,000	95,000	*

* Less than 1%.

(1) Based on 67,639,500 shares currently outstanding.
(2) Creative Sports Enterprises is owned and controlled by Ed Ingargiola who has investment control over its shares of our common stock.
(3) Clean Energies Tech is owned and controlled equally by Dr. Ruggero Santilli, Carla Santilli, Ermanno Santilli and Luisa Ingargiola who have investment control over its shares of our common stock.  Dr. Ruggero Santilli, Carla Santilli and Luisa Ingargiola are officers and/or directors of MagneGas.
(4) Luisa Ingargiola is our Chief Financial Officer and Director.
(5)  Eric Gregory Holdings is owned and controlled by Bo Linton who has investment control over its shares of our common stock.
(6) The sole members of Global Alpha, LLC are Luisa Ingargiola and Ermanno Santilli and therefore they have investment control over its shares of our common stock.
(7) Gregg E. Jaclin is a partner at Anslow & Jaclin, LLP, legal counsel for MagneGas, Inc. with regard to this registration statement, and was issued 40,000 shares for legal services rendered.
(8) Richard I. Anslow is a partner at Anslow & Jaclin, LLP, legal counsel for MagneGas, Inc. with regard to this registration statement, and was issued 50,000 shares for legal services rendered.
(9) Christine L. Zurich was an associate at Anslow & Jaclin, LLP, legal counsel for MagneGas, Inc. with regard to this registration statement, and was issued 10,000 shares for legal services rendered.
(10) Clifford Hunt is an attorney with Clifford Hunt PA and is legal counsel for the Santilli family.  He was issued 100,000 shares for legal services rendered.
To our knowledge, except as set forth below, none of the selling shareholders or their beneficial owners:

-	Has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

The following sets forth the relationships between the selling shareholders and our officers and directors:

Gary Linton-	father of Bo Linton
Michelle Linton-	sister of Bo Linton
Robert Sylvander-	uncle of Bo Linton
Karen Baker-	mother in law of Bo Linton
Robert Gephardt-	father in law of Bo Linton
Aldo Gandiglio-	brother of Carla Santilli
Patricia Medail -	sister in law of Dr. Ruggero and Carla Santilli
Ed Ingargiola-	husband of Luis Ingargiola
Carla Santilli-	wife of Dr. Rugerro Santilli
Ermanno Santilli-	son of Carla Santilli and Dr. Rugerro Santilli

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages as of December 7, 2007 is as follows:

NAME	AGE	POSITION

Dr. Ruggero Maria Santilli	72	Chairman Of the Board, Chief Executive Officer
Bo Linton	37	President, Director
Luisa Ingargiola	40	Chief Financial Officer, Secretary, Director
Carla Santilli	67	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Dr. Ruggero Maria Santilli, Chairman of the Board, Chief Executive Officer.  Dr. Santilli was born and educated in Italy where he achieved his Ph.D., in mathematics and physics, as well as a chair in nuclear physics at the Avogadro Institute in Turin, Italy. In 1967 Santilli was invited by the University of Miami in Florida to conduct research for NASA and he moved with his family to the U.S.A. where he subsequently became a U.S. citizen. In 1968 he joined the faculty of Boston University, under partial support from the U.S. Air Force, where he taught physics and applied mathematics from prep courses to seminar post-PhD. courses. In 1975-1977 he went to MIT and from 1978 to 1983 he was a member of Harvard University faculty where he received five grants from the U. S. Department of Energy to study a generalization of quantum mechanics and chemistry needed for new clean energies and fuels. Since 1984 he has been the President of the Institute for Basic Research, originally located in a Victorian inside Harvard University grounds and moved to Florida in 1990.  Since his time at Harvard University he studied new clean energies and related chemistry.

Dr. Santilli is the author of over 250 technical articles and 18 post Ph.D. level monographs in mathematics, physics, cosmology, superconductivity, chemistry and biology published the world over. He is the founding editor of three journals in mathematics and physics and editor of several others.

Dr. Santilli is also internationally known for the discovery of the basic science and for the industrial development of the "Santilli MagneGas Technology" of which he remains the chief scientist with associate scientists from some developed nations.

Dr. Santilli is the recipient of various honors, including: his nomination by the Estonia Academy of Sciences among the most illustrious applied mathematicians of all times; two gold metals for scientific merits; the listing as "Santilli Hall" of a class room at an Australian research center; and nominations for the Nobel Prize in physics as well as in chemistry from scientists the world over. A scientific meeting was organized in June 2005 at the University of Karlstad, Sweden, to honor Prof. Santilli on his 70th birthday with participation of scientists from 50 countries.

Bo Linton, President and Director. Mr. Linton has served as President and Director since April 2007. On May 7, 2007 Mr. Linton presented the MagneGas Technology at the United Nations in New York City as an invited guest speaker. Prior to MagneGas Corporation’s incorporation in Delaware, Mr. Linton led the development of the business plan.

In November 2005 Mr. Linton founded Carbon Jungle and served as President and CEO of the public company Carbon Jungle, Inc. Mr. Linton created this environmentally green company with the vision of improving the environment by planting trees while developing business with renewable resource energies. During 2006 Mr. Linton was a co-executive producer of the feature film “Living Luminaries” a spiritual docudrama shown in theaters in 2007. In 2005 Mr. Linton served as the President of Seamless Skyyfi, Inc., a wholly owned subsidiary of the public company Seamless Wi-Fi, Inc. In 2001 Mr. Linton founded Berserker Entertainment, Inc. Mr. Linton served as Chairman of the Board for this production, distribution, and HD post-production facility until 2004. In 2001 he produced his first feature film which he was the writer/director/producer and lead actor of this feature entitled, "Ronny Camaro and Seven Angry Women." Time Warner and Pay-Per-View In Demand where amongst those that licensed this “one of the first” HD movies.

In 1998, Mr. Linton founded International Capital Group, Inc. and created a highly successful mergers and acquisitions firm. Under his leadership as President and CEO, the company completed numerous mergers and acquisitions with private and publicly traded companies. Mr. Linton received his Bachelor's degree from Louisiana State University in the spring of 1994. Some of his studies included: Economics, Finance, Environmental Science, Theater, Business Law, Real Estate, Speech, and Theater.

Luisa Ingargiola, Chief Financial Officer, Secretary and Director. Luisa Ingargiola graduated in 1989 from Boston University with a Bachelor Degree in Business Administration and a concentration in Finance.  In 1996 she received her Master's Degree in Business Administration from the University of South Florida.  In 1990 she joined Boston Capital Partners as an Investment Advisor in their Limited Partnership Division.  In this capacity, she worked with investors and partners to report investment results, file tax forms and recommend investments.

In 1992 she joined MetLife Insurance Company as a Budget and Expense Manager.  In this capacity she managed a $30 million dollar annual budget.  Her responsibilities included budget implementation, expense and variance analysis and financial reporting.  In 2007 she began work on the MagneGas Corporation business plan in preparation for her new role as CFO.

Carla Santilli, Director. Carla Santilli holds a Master Degree in Human Services Administration from the School of Social Work of Boston University. She held positions of Clinical Social Worker and Community Programs Coordinator for the State of Massachusetts.  Since the late 1980's Mrs. Santilli has been employed as President and Chief Executive Officer of Hadronic Press, Inc, a physics and mathematics academic publishing company.  In this capacity, Mrs. Santilli has directed the growth of this company from start-up to become one of the world's leading physics and mathematics publishing companies. Books and journals published by Hadronic Press can be found in all of the leading University libraries across the world.  Mrs. Santilli has been involved in the private sector as grant administrator and public relations specialist in the fields of academic publishing and environmental sciences.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of December 7, 2007, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Global Alpha LLC 90 Eastwinds Ct Palm Harbor, FL 34683	31,000,000	46%
Common Stock	Global Beta LLC 90 Eastwinds Ct Palm Harbor, FL 34683	10,000,000	15%
Common Stock	Eric Gregory Holdings, Inc. 502 East John Street Carson City, NV 89706	10,000,000	15%
Common Stock	Luisa Ingargiola (1) 4826 Blue Jay Circle Palm Harbor FL 34683	51,130,000	76%
Common Stock	Dr. Ruggero Maria Santilli (2) 90 Eastwinds Ct Palm Harbor FL 34683	130,000	*%
Common Stock	Carla Santilli (3) 90 Eastwinds Ct Palm Harbor FL 34683	130,000	*%
Common Stock	Bo Linton (4) 520 The Village #411 Redondo Beach, CA. 90277	10,000,000	15%
Common Stock	All executive officers and directors as a group (4 in number)	64,130,000	95%

*   Less than one (1%) percent.

(1)
Luisa Ingargiola and Ermanno Santilli’s shares  shares are held as follows: as sole members of Global Alpha LLC, they beneficially own 31,000,000 shares, as sole members of Global Beta they beneficially owns 10,000,000 shares, as shareholders of Clean Energies Tech Co. they beneficially own 130,000 shares and Luisa Ingargiola owns 10,000,000 shares individually.

(2)	Dr. Santilli beneficially owns 130,000 shares as a shareholder of Clean Energies Tech Co.
(3)	Carla Santilli beneficially owns 130,000 shares as a shareholder of Clean Energies Tech Co.
(4)	Bo Linton beneficially owns 10,000,000 shares as the principal of Eric Gregory Holdings, Inc.

The percent of class is based on 67,639,500 shares of common stock issued and outstanding as of December 7, 2007.

DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of December 7, 2007, 67,639,500 shares of common stock are issued and outstanding and held by 144 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Preferred Stock

As of December 7, 2007, 2,000 shares of our preferred stock are issued and outstanding and held by 1 shareholder.  Holders of our preferred stock are entitled to one hundred thousand (100,000) votes for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of December 7, 2007, there are 2,000 shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Richard I. Anslow and Gregg E. Jaclin, partners at Anslow & Jaclin, LLP own 50,000 shares, and 40,000 shares respectively, in MagneGas  Corporation. Christine L. Zurich, an associate at Anslow & Jaclin, LLP owns 10,000 shares in MagneGas Corporation.  Of such amounts, 5,000 shares each are being registered as part of this prospectus.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 9, 2005 in the State of Delaware under the name 4307, Inc. to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We issued 100,000 shares to Michael Raleigh for cash consideration of $100. Mr. Raleigh was our sole officer and director and is deemed to be our founder. On April 2, 2007, Mr. Raleigh sold the 100,000 shares of our common stock to Clean Energies Tech Co. for $32,500 and Dr. Santilli was appointed as our CEO, and Mr. Linton as our President.

DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the State of Delaware on December 9, 2005. On April 2, 2007, Clean Energies Tech Co. obtained all of the shares of 4307, Inc., pursuant to a Stock Purchase Agreement. On March 26, 2007 we changed our name to MagneGas Corporation (“MGC”) to better reflect out business plan.  Our plans to recycle city sludge, animal manure, and other liquid waste materials into a clean burning fuel that can be used to operate machinery designed to use natural gas, and a sterilized and filtered liquid for fertilization or irrigation water.  We will recycle liquid waste materials in an environmentally beneficial manner and yield by-products that are environmentally acceptable and profitable.  The current processes for cleaning city sludge and farm manure involve the use of filtration systems with leaching fields, field spreading or by adding costly chemicals, which are not cost-effective, and may result in damage to the environment. In comparison, the use of our patented PlasmaArcFlow technology to recycle city sludge and farm manure generates biogas which can be used as an alternative to natural gas, or as an additive to natural gas and irrigation water.

We will  manufacture PlasmaArcFlow Recycler equipment, a specially designed refinery, to convert hazardous liquid waste materials into useful products. MagneGas technology can be applied in agricultural, industrial, commercial, municipality and household market sectors to dispose of liquid waste materials in an environmentally beneficial and profitable manner. Technology applications can be made to mega-farm management of animal waste, municipalities' treatment of sewage and sludge, food manufacturers' disposal of organic waste, urban disposal of used vegetable oil and petroleum-based waste.  Magnegas exhaust has been independently certified by Liphardt and Associates to surpass E.P.A. requirements without a catalytic converter.

We hold the exclusive License for North, South and Central America for all possible present and future use, manufacture, advertisement, promotion, and sale of all possible future products, parts, services and all possible present and future fuels derivable from liquid feedstock via the patented PlasmaArcFlow Process.

MagneGas technology products include:

    1.    "Green" disposal of almost any bio-contaminated liquid waste;
    2.    Generation of a clean-burning biogas;
    3.    Production of non-potable water; and
    4.    Production of coal particulates.

Products and Services

The MagneGas Recycler converts waste materials into biogas, sterilized water, and coal particulates.
The Recycler is largely composed of off-the-shelf hardware and components.

The plasma chamber and control module are the proprietary systems that are the heart of the Recycler and provide the means to achieve high temperature, pressurized conditions to disrupt the materials to their atomic level and to destroy their waste properties.

There are three different classes of recyclers:

1) "Total Recyclers" are intended for the complete elimination of unwanted liquid waste via their re-circulation through a submerged electric arc. The waste is converted into MagneGas, usable heat and a small carbon residue.

2) "Linear Recyclers" are intended for the sterilization of bio-contaminated liquid wastes (such as city or ship sewage) via its single passage through one or more electric arcs. This results in the production of MagneGas, plus 95% of the original liquid in the form of clean filtered and sterilized water excellent for irrigation and a carbon residue. A reverse osmosis is optional for the release of potable quality waters.

3) "Total-Linear Recyclers" are intended for the processing of dense farm manure and ship or city sludge via their treatment in the Total Mode until the entire liquid is sterilized and its solid content is carbonized. The liquid is then processed in the Linear Mode for the removal of carbonized solids and completes other processes as may be required by local environmental authorities. This process results in MagneGas, a carbon residue and clean filtered and sterilized water that can be used for fertilizer or irrigation.

Services

We manufacture PlasmaArcFlow Recycler equipment to convert liquid hazardous and toxic waste materials into useful products, and then provide cost-effective solutions to waste disposal problems.  MagneGas technology can be applied in agricultural, industrial, commercial, municipality and household market sectors to dispose of waste materials in an environmentally beneficial and profitable manner.

Technology applications include disposal of mega-farm animal waste, treatment of municipalities sewage and sludge, disposal of food manufacturer organic waste, disposal of used vegetable oil and petroleum-based waste. We provide service solutions to customers for waste disposal problems, and distribute the by-products of the recycling process to end-users through existing infrastructures.

Research and Development

Product and Performance Improvement

The near-term research and development (“R&D”) objective is to develop a new support station that can be added to all Recyclers for the separation of MagneGas into Hydrogen and a residual fuel. This station is projected to be operational in the third year of the forecasts.

The PlasmaArcFlow recycler models will be continually improved to optimize effectiveness of the applied technology and the operational cost efficiency. This will be accomplished by using data gathered from operating units and modeling the effect of modifications.

Consumer Plasma-Arc-Flow Recycler

Our long term R&D objective is to develop a consumer-based recycler, namely, a recycler for the in-home or light industrial disposal of liquid waste materials and the production of MagneGas with the following main features:

•	The recycler can be powered by the electric current available in an ordinary house, thus limiting the power requirement to about 7 KW;
•	The recycler should be activated in the evening, to reach 5,000 psi pressure by the next morning; and
•	MagneGas could be used to power electric generators, cooking, heating or for metal cutting in industrial facilities.

Revenue Streams

Our primary approach is to produce PlasmaArcFlow Recyclers, to keep their ownership via a service companies to be incorporated and activated following investment funding, and to sell the services afforded by said Recyclers to customers for waste disposal and fuel gas generation. By selling services, through its Service Company, MGC maintains the recycler as an asset on the books and generates recurring revenue from the service contracts. This basic strategy is complemented by the sale of a limited number of Recyclers to selected customers, in partnership or joint-venture arrangements.

The MagneGas Service Company will provide the Recycler production, marketing, sales, distribution, installation, operation, maintenance and retirement programs.  There will be some select direct sales of PlasmaArcFlow recyclers depending on the individual circumstances.

The MagneGas Service Company will establish working relationships with local and national gas distributors and metal cutting industry gas distributors to access their distribution networks to minimize function duplication and cost inefficiencies.

Marketing

The marketing strategy is to produce MagneGas Recyclers, maintain direct or indirect ownership of the recyclers via  service companies to be incorporated and activated after MGC is funded, and sell waste disposal and by-product sales services to customers.

By the middle of 2008, we intend to construct an Industrial PlasmaArcFlow Recycler System for generating metal cutting fuel and to initiate the construction of a PlasmaArcFlow Recycler which will be installed at a Wastewater Processing Facility in Florida;. The focus of the initial 12 months of MGC operation is the construction, testing and implementation of a production turn-key operating waste conversion facility that can be replicated continuously at other locations across America.

Mega-farms, bio-diesel producers, municipalities, and resorts and cruise lines will be target customer markets for our services contracts and selective sales of Recyclers.  Municipal Health hazards caused by dumping infectious sludge on land and in land-fills, and increasing disposal costs provide mounting pressure to find alternative sludge waste disposal methods. MGC has a solution to the sludge disposal problem and is prepared to offer it to municipalities as an economic alternative to current practices.

Similarly, farmers are confronted with environmental violations and health hazards associated with current practices for disposing of animal waste.  The current practices involve use of leach fields and lagoons or spreading waste on land, which poses an environment hazard and prevents use of the land for more useful purposes. The use of MagneGas Recyclers to process animal manure can reduce exposure to environmental and health hazards, allow more productive use of farm land, reduce environmental fines, and provide increased income from the by-products generated by the Recycler.

Promotional activities include advertising, personal selling, public relations, and sales promotion through demonstrations of Recycler operation. An initial "hot contact" list of potential customers has been compiled by MagneGas and the Service Company to provide the initial marketing thrusts in target market segments. Marketing materials, such as tri-fold advertising and equipment brochures will be distributed via various media.

Demonstrations of Recycler operations and results are highly effective promotional events. Observers can see what goes in and what comes out of the Recycler in a convincing demonstration of the effectiveness of the technology.

Promotional efforts will focus on target markets of municipalities and farm sewage, sludge and animal waste disposal. Environmental constraints are becoming more pronounced by regulation of municipality and farm waste disposal methods to the point of shutting down current operations. The MGC technology can be the solution to the waste disposal problems and allow more effective operation of waste treatment facilities and farming operations.

Competition

There are several other companies that recycle or dispose of liquid waste.  These companies have been in business for many years.  They use traditional disposal methods such as anaerobic digestors, industrial drying facilities for sludge and manure, chemical additives to eliminate bio-contaminants and also include trucking companies that dispose of liquid waste in municipal solid waste facilities.  These companies have long established relationships with their customers and some also create a methane gas that is used as an alternative fuel.  Therefore it may be challenging to enter the market and forge new contracts with facilities that have existing relationships.

Employees

We currently have no employees aside from our officers and directors.  We intend to engage consultants as needed in the future.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Overall Plan

Our overall plan of operation for the next twelve months is to install three Plasma Arc Flow demonstration centers.  One will be installed in a municipal sewage treatment facility to process sludge, one will be installed in a dairy or hog farm to process manure and one will be built and used as a mobile refinery for the metal cutting market. These demonstration centers will be used to promote our core business strategy.  In addition, during the next twelve months, we intend to pursue equity financing using our shares of common stock and to pursue several state grants for these types of projects.

Fourth Quarter 2007

       We will begin construction of our Plasma Arc Flow mobile demonstration center that will be used in the metal cutting market.  We will file our SB2 registration statement and upon completion of same we intend to raise additional funds through debt or equity financing and government grants to support our efforts.

First Quarter 2008

        We will begin construction of a PlasmaArcFlow demonstration center to process sludge at a local municipality.  We will  complete construction of our Plasma Arc Flow demonstration center for the metal cutting market.  We intend to actively recruit new board members with appropriate experience and hire a corporate staff.

 Second Quarter 2008

        We will install our Plasma Arc Flow demonstration center at a local Florida sewage treatment facility to process human sludge and will begin demonstrations of our mobile refinery for the metal cutting fuel market. We will also begin construction of a PlasmaArcFlow refinery that will be placed at a local megafarm to process manure. We will continue to pursue additional equity financing through our public offering.  We will aggressively pursue sales through a marketing plan that fully leverages our demonstration centers and we will hire additional operational staff and manufacturing staff in anticipation of new sales and will expand our current facility to accommodate our space needs.

Third Quarter 2008

        By the third quarter of 2008, we will be fully operational at a local Florida sewage treatment facility, processing city sludge and creating biogas.  We will complete construction of our PlasmaArcFlow refinery that will be placed on a local farm to process manure and will we will continue demonstrations using our mobile refinery for the metal cutting market.  We will aggressively pursue our marketing and sales plan to fully leverage our demonstration centers.  We expect to obtain several service contracts during this quarter as potential customers view first hand the operation of our equipment at an industrial level.  In addition, we expect to have our first sales in the metal cutting market.  We will continue to hire operational staff and manufacturing staff in anticipation of new sales.

The foregoing represents our best estimate of our current planning, and is based on a reasonable assessment of funds we expect to become available.  However, our plans may vary significantly depending upon the amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan as anticipated. Should this occur, we would likely seek additional financing to support the continued operation of our business.

      The Company is currently financing its operations primarily through cash generated by the sale of stock through a private offering.  We believe we can not currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues from our private placement and sales.  However, management plans to increase revenue and obtain additional financing in order to sustain operations for at least the next twelve months. We have already sold shares to support our continued operations. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

        In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our consulting services to cover our operating expenses. Consequently, there is substantial doubt about the Company’s ability to continue to operate as a going concern.

        As reflected in the unaudited financial statements, we are in the development stage, and have an accumulated deficit from inception of $270,305 and have a negative cash flow from operations of $23,205 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern..

At September 30, 2007 the Company had approximately $78,000 of capital resources to meet current obligations and has subsequently raised an additional $85,000 of cash through November 19, 2007 to meet the operating plan.  The Company may rely upon the issuance of common stock and additional capital contributions from shareholders to fund administrative expenses until operations commence.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.  Our offering is to raise $212,500; we anticipate that we will require approximately $160,000 (approximately 75% of the offering) to minimally fund our plan of operations.

We anticipate that our funds will be expended in the course of demonstrations, selling efforts and administrative.  Total minimal anticipated costs are $160,000.   The projected expenses for the next twelve months are as follows:

Site Demonstration, including equipment rentals	$40,000
Capital Expenditure for assets	5,000
Consultation and Grant Writing	30,000
Legal expenses in attaining SEC compliance	40,000
Audit and PCAOB accountant review	30,000
Miscellaneous and contingency	15,000
Total	$160,000

We may issue stock in payment of some of the above expenses; however our plan does not require the use of stock as payment to be successful.   Management believes that minimum funding has been attained to meet the minimum level to perform the intended functions described.    Additional equity funding is desirable for the specific purpose to build PlasmaArcFlows in advance and maintains an inventory supply.   In the event that additional equity is not attained, the business revenue cycle will be lengthened and or alternative financing or leasing will be expected.

Subsequent to the presented quarterly financial information, demonstrations and submission of grant proposals have begun, as planned.   Currently demonstrations are being scheduled with costs being reimbursed to MagneGas.  In the event of that additional funding is not attained, management believes that all objectives can be achieved.

Management believes that the current success in raising capital has established a minimum amount necessary to continue SEC reporting and continue an alternative plan of grant proposals to attain revenue to support the operations and provide resources for future demonstrations.   This would provide an alternative and best effort to achieve the operating plan, in the event of not attaining the levels of capital necessary to implement the full plan.  The Company believes the amounts raised should be adequate to maintain the alternative plan, sustaining operations for greater than one year.

Results of Operations

For the three and nine months ended September 30, 2007 and 2006 and for the period December 9, 2006 (date of inception) through September30, 2007.

Revenues

For the three and nine months ended September 30, 2007 and 2006 we generated no income from operations.   The only operating source of funds during the recent quarter was a raise of $67,000 from the sale of 67,000 shares of common stock.

General and Administrative Expenses

General and administrative costs were incurred, primarily for professional expenses, in the amount of $10,768, $268,455 and $270,305 for the three and nine months ended September 30, 2007 and for the period December 9, 2005 (date of inception) through September 30, 2007, respectively.  This compared unfavorably to $250 and $800 for the three and nine months ended September 30, 2006, respectively.   The change of $10,518 and $267,655 for the three and nine month periods was due to an overall increase of professional expenses, primarily the recognition of non-cash stock compensation in the amount of $245,000 included in the second quarter of 2007.

Research and Development

There have been no research and development expenses incurred to date and management does not believe that there will be significant expenses in future.   The PlasmaArcFlow is an established product that has been tested through years of research and development process.  Management does not believe that these demonstrations and possible future service contracts would require any additional material modifications to the existing PlasmaArcFlow, in the immediately anticipated conditions of industrial use.

The near-term research and development (“R&D”) objective is to develop a new support station that can be added to all Recyclers for the separation of MagneGas into Hydrogen and a residual fuel.  This station is projected to be operational in the third year of the forecasts.

Net Loss

The general and administrative costs that were incurred resulted in the net loss in the amount of $10,768, $268,455 and $270,305 for the three and nine months ended September 30, 2007 and for the period December 9, 2006 (date of inception) through September 30, 2007, respectively.   This compared unfavorably to the net loss of $250 and $800 for the three and nine months ended September 30, 2006, respectively.  No revenue was recognized for the period to offset the costs incurred.  The increase in the year over year net loss was negatively impacted by the recognition of $245,000 of stock compensation for professional services.  At this time, normal costs of   public filing will continue and it is not known when the revenues, if any, will occur.

Anticipated Future Expenses from Operations

The current financial statements presented reflect only costs of professional fees in the efforts and requirements of public reporting.   Since the demonstration phase of the plan has recently started there is expectation that the results will be significantly different.   The current expenses are comparable to future costs to be associated with public filing requirements but are not indicative of the expenditures required for demonstration purposes.  The demonstrations, when successful, will be the basis of future service contracts, which will require material purchases in fulfillment of the revenue contracts.

Liquidity and Capital Resources

       We are currently financing our operations primarily through cash generated by the sale of stock through a private offering.  We believe we may not fully satisfy our cash requirements for the next twelve months with our current cash and expected revenues from our private placement and sales.  However, management plans to increase revenue and obtain additional financing in order to sustain operations for at least the next twelve months. We have already sold shares to support our continued operations. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated.  In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our consulting services to cover our operating expenses. Consequently, there is substantial doubt about the Company’s ability to continue to operate as a going concern.

As reflected in the unaudited financial statements, we are in the development stage, and have an accumulated deficit from inception of $270,305 and have a negative cash flow from operations of $23,205 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At September 30, 2007 the Company had approximately $78,000 of capital resources to meet current obligations.  The Company subsequently raised an additional $85,000 of cash through November 19, 2007 to meet the minimal requirements of the operating plan.  The Company may rely upon the issuance of common stock and additional capital contributions from shareholders to fund administrative expenses until operations commence.

                       Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported.

These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on April 2, 2007, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values.

The primary changes to the balance sheet reflect:

•	The recording of the fair value of goodwill;
•	Elimination of accumulated deficit; and
•	An increase in the paid-in capital from these adjustments

Although MagneGas Corporation continued as the same legal entity after the acquisition, the application of push down accounting represents the termination of the old accounting entity and the creation of a new one. As a result, the accompanying statements of operations, cash flows and stockholders’ equity are presented to reflect the Predecessor and Successor, which relate to the period preceding the acquisition and the period succeeding the acquisition.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We presently maintain our principal offices at 35246 US Highway 19 North, #311 Palm Harbor, Florida, 34684 and the telephone number is (727) 934-9593. We maintain this space for a fee of $30 per month.  We are currently seeking to  lease space in our local area that will be sufficient for our manufacturing needs and to operate our current business. We have not yet entered into a lease.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard I. Anslow and Gregg E. Jaclin, partners at Anslow & Jaclin, LLP, legal counsel for MagneGas Corporation, own 50,000 shares, and 40,000 shares respectively, in MagneGas Corporation. Christine L. Zurich, a former associate at Anslow & Jaclin, LLP owns 10,000 shares in MagneGas Corporation. The shares were issued in May 2007 for legal services rendered.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we have 144 registered shareholders.

Rule 144 Shares

As of December 7, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In April 2008, the 67,152,000 shares owned by shareholders who received shares for founding services in April 2007 will be available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After May 2008 the 245,000 shares issued for services to shareholders in May 2007 will be available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

After October 2008, the 157,500 shares owned by our shareholders who received shares pursuant to our offering will be available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  Also after October 2008, the 85,000 shares issued to two shareholders for services will be available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 676,395 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Convertible Securities Grants.

To date, there is no common stock subject to outstanding warrants or any securities convertible into common stock.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

On May 1, 2007 we ended our relationship with our former auditors, Gately & Associates, LLC, Certified Public Accountants, of Altamonte Springs, Florida and hired Pender Newkirk & Company LLP of Tampa, Florida, Certified Public Accountants, as our principal accountants. In connection with the audit of our financial statements for the fiscal year ended December 31, 2006, we did not have any disagreements with Gately & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to their satisfaction, would have caused them to make reference to the disagreement in connection with their report. The report of Gately and Associates, LLC for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, however was modified for uncertainty to continue as a going concern. The decision to change independent auditors from Gately and Associates, LLC to Pender Newkirk & Company LLP was approved by our Board of Directors.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until the quarter ended September 30, 2007.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Dr. Ruggero Maria Santilli, Chairman of the Board(1)
	2007	$0	$0	$0	$0	$0	$0	$0	$0

Bo Linton, President (2)	2007	$0	$0	$0	$0	$0	$0	$0	$0

Michael Raleigh, Former President, CEO, CFO, Chairman of the Board, and Secretary (3)	2006	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0

Luisa Ingargiola, CFO (4)	2007	$0	$0	$0	$0	$0	$0	$0	$0

Carla Santilli, Director	2007	$0	$0	$0	$0	$0	$0	$0	$0

(1)	Dr. Santilli was appointed as CEO and Chairman of the Board on April 2, 2007.
(2)	Bo Linton was appointed as President on April 2, 2007.
(3)	Mr. Raleigh served as President and CEO from December 9, 2005 until Mr. Linton’s and Dr. Santilli’s appointment on April 2, 2007.
(4)	Luisa Ingargiola was appointed CFO and Director on May 4, 2007.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with any of our officers.

Director Compensation

We have provided no compensation to our directors for services provided as directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

MagneGas Corporation
(A Development Stage Enterprise)

As of September 30, 2007
and for the Three and Nine Months Ended September 30, 2007 and 2006 and
for the period December 9, 2005 (date of inception) through September 30, 2007

 and

4307, Inc.
(a development stage company)

As of December 31, 2006

MagneGas Corporation
(A Development Stage Enterprise)

Financial Statements

As of September 30, 2007
and for the Three and Nine Months Ended September 30, 2007 and 2006 and
for the period December 9, 2005 (date of inception) through September 30, 2007

Contents

Financial Statements for the period ending September 30, 2007:

Balance Sheet	F-1
Statements of Operations	F-2
Statements of Changes in Stockholders' Deficit	F-3
Statements of Cash Flows	F-4
Notes to Unaudited Financial Statements	F-5 through F-9

Financial Statements for the year ending December 31, 2006:

Report of Independent Certified Public Accountant	F-10

Balance Sheet	F-11
Statement of Operations and Retained Deficit	F-12
Statement of Stockholders Equity	F-13
Cash Flow Statement	F-14
Notes to the Financial Statements	F-15 through F-18

MagneGas Corporation
(A Development Stage Enterprise)
BALANCE SHEET

As of September 30, 2007 (unaudited)

ASSETS

Current Assets:
Cash	$78,295
Prepaid Expense	2,000
Total current assets	80,295

Goodwill	30,000
TOTAL ASSETS	$110,295

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accrued Expense	$4,000
Advance from Related Party	2,000

TOTAL CURRENT LIABILITIES	$6,000

STOCKHOLDERS’ EQUITY

Preferred Stock - Par value $0.001;
Authorized: 10,000,000
2,000 issued and outstanding	$2
Common Stock - Par value $0.001;
Authorized: 100,000,000
Issued and Outstanding: 67,494,000	67,494
Additional Paid-In Capital	304,504
Accumulated Deficit during development stage	$(267,705)

Total Stockholders’ Equity	104,295

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$110,295

The accompanying notes are an integral part of these unaudited financial statements.

MagneGas Corporation.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

For the three and Nine months ended September 30, 2007 and 2006
And for the period December 9, 2005 (date of inception) to September 30, 2007
(unaudited)

					Inception to
	3 months		9 months		date
	09/30/07	09/30/06	09/30/07	09/30/06	09/30/07

REVENUE	$-	$-	$-	$-	$-

COST OF SERVICES	-	-	-	-	-

GROSS PROFIT OR (LOSS)	-	-	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	10,768	250	268,455	800	270,305

NET LOSS	$(10,768)	$(250)	$(268,455)	$(800)	$(270,305)

Loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Basic and diluted weighted average number of common shares	67,439,286	100,000	36,257,864	100,000	16,756,662

The accompanying notes are an integral part of these unaudited financial statements.

MagneGas Corporation
(A Development Stage Enterprise)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period December 9, 2005 (date of inception) to September 30, 2007
(unaudited)

						Accumulated
					Additional	Deficit During
	Preferred		Common		Paid in	Development	Total
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Stock issued on acceptance of incorporation expenses,
December 9, 2005			100,000	$100			$100

Net loss						(400)	(400)

Balance at December 31, 2005	-	-	100,000	100	-	(400)	(300)

Net loss						(1,450)	(1,450)

Balance at December 31, 2006	-	-	100,000	100	-	(1,850)	(1,750)

Acquisition of controlling interest					29,900	2,600	32,500

Issuance of stock to founders	2,000	2	67,052,000	67,052	(67,054)		-

Issuance of stock for services ($1 per share)			245,000	245	244,755		245,000

Stock issued for cash:
June 12, 2007 ($1 per share)			30,000	30	29,970		30,000
August 28, 2007 ($1 per share)			13,000	13	12,987		13,000
September 17,2007 ($1 per share)			54,000	54	53,946		54,000

Net loss, through September 30, 2007						(268,455)	(268,455)

Balance at September 30, 2007	2,000	$2	67,494,000	$67,494	$304,504	$(267,705)	$104,295

The accompanying notes are an integral part of these unaudited financial statements.

MagneGas Corporation
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

For the Nine months ended September 30, 2007 and 2006,
And for the period December 9, 2005 (date of inception) to September 30, 2007
(unaudited)

	9 months		Inception to Date
	09/30/07	09/30/06	09/30/07

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(268,455)	$(800)	$(270,305)

Adjustments to reconcile net loss to cash used in operating activities:
Stock compensation	245,000		245,100

Changes in operating assets:
Increase in Prepaid Expenses	(2,000)		(2,000)
Increase in Accrued Expenses	2,250	800	4,000
Total adjustments to net income	245,250	800	247,100
Net cash (used in) operating activities	(23,205)	-	(23,205)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of reporting entity	-	-	-

Net cash flows (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	2,000		2,000
Capital contribution; liability payment at acquisition	2,500	-	2,500
Proceeds from issuance of common stock	97,000	-	97,000

Net cash flows provided by investing activities	101,500	-	101,500

Net increase in cash	78,295	-	78,295

Cash - beginning balance

CASH BALANCE - END OF PERIOD	$78,295	$-	$78,295

Supplemental disclosure of cash flow information and non cash investing and financing activities:

In April 2007, the change in ownership occurred through the purchase of all the outstanding stock of the corporation at the time of the acquisition.  The net amount of the purchase was $30,000 (purchase of $32,500, less payment of assumed liabilities of $2,500) which resulted in goodwill and a capitalization of equity.  Under ‘push-down’ accounting, the accumulated deficit of the predecessor company reduced the paid-in-capital account.

During the nine months ended September 30, 2007, 67,052,000 shares of common stock and 2,000 shares of preferred stock were issued to founding members of the organization.   As the company determined that the shares had no value, stock and additional paid in capital were increased and decreased by the par value of the stock.

The accompanying notes are an integral part of these unaudited financial statements.

MagneGas Corporation
(A Development Stage Enterprise)

Notes to Financial Statements

As of September 30, 2007
and for the Three and Nine Months Ended September 30, 2007 and 2006 and
for the period December 9, 2005 (date of inception) through September 30, 2007

 1.    Background Information

MagneGas Corporation (the “Company”), formerly 4307, Inc., was organized in the state of Delaware on December 9, 2005 for the purpose to locate and negotiate with a business entity for a combination.

On April 2, 2007 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Clean Energies Tech Co. purchased a total of 100,000 shares of the issued and outstanding common stock of the Company from Michael Raleigh, the sole officer, director and shareholder of the Company, for an aggregate of $30,000 in cash and the assumption of liabilities. The total of 100,000 shares represented all of the shares of outstanding common stock of the Company at the time of transfer.

The 100% change in control required push-down accounting, which recognized the termination of the old entity by eliminating the predecessor deficit and recognizing goodwill.

2.    Business Operations

Since the acquisition, the Company has adopted the operating plan and mission which is to provide services in cleaning and converting contaminated waste. A process has been developed which transforms contaminated waste through a proprietary incandescent machine. The result of the product is to carbonize waste for normal disposal. A by product of this process will produce an alternative fuel source.

3.    Development Stage Enterprise

The Company has been in the development stage since its formation on December 9, 2005.  It has primarily engaged in raising capital to carry out its business plan, as described in the Plan of Operations. The Company expects to continue to incur significant operating losses and to generate negative cash flow from operating activities while it develops its customer base and establishes itself in the marketplace.  The Company's ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which it is unable to control.  If the Company is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow, or achieve or sustain profitability, which would materially adversely affect its business, operations, and financial results, as well as its ability to make payments on any obligations it may incur.

4.    Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred a net loss of $10,768, $268,455 and $270,305 for the three and nine months ended September 30, 2007 and 2006 and for the period December 9, 2006 (date of inception) through the period ended September 30, 2007, respectively.  As of September 30, 2007 the Company had approximately $78,000 of cash with which to satisfy any future cash requirements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business.  There can be no assurance that the Company will be successful in raising such capital.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to build and manufacture such proprietary machines to provide services.  There may be other risks and circumstances that management may be unable to predict.

The unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

MagneGas Corporation
(A Development Stage Enterprise)

Notes to Financial Statements

As of September 30, 2007
and for the Three and Nine Months Ended September 30, 2007 and 2006 and
for the period December 9, 2005 (date of inception) through September 30, 2007

5.    Summary of Significant Accounting Policies

The significant accounting policies followed are:

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the three and nine month period ended September 30, 2007 and 2006 and the period December 9, 2005 (date of inception) through September 30, 2007; (b) the financial position at September 30, 2007, and (c) cash flows for the nine month period ended September 30, 2007 and 2006 and the period December 9, 2005 (date of inception) through September 30, 2007, have been made.

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

The financial statement and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principals generally accepted in the United States of America have been omitted. The accompanying unaudited financial statements should be read in conjunction with the financial statements for the years ended December 31, 2006 and 2005 and notes thereto in the Company’s annual report on Form 10KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 19, 2007. Operating results for the three and nine months ended September 30, 2007 and for the period December 9, 2005 (date of inception) to September 30, 2007 are not necessarily indicative of the results that may be expected for the entire year.

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Goodwill and indefinite-lived intangibles are tested for impairment in accordance with FASB Statement No. 142, “Goodwill and Other Intangible Assets,” and, when an asset has been impaired, we have appropriately recorded the adjustment to the carrying value of the impaired asset.

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes,” which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The Company follows SFAS No. 128, “Earnings Per Share.” Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares plus the effect of the dilutive potential common shares outstanding during the period using the treasury stock method. There are no share equivalents and, thus, anti-dilution issues are not applicable.

MagneGas Corporation
(A Development Stage Enterprise)

Notes to Financial Statements

As of September 30, 2007
and for the Three and Nine Months Ended September 30, 2007 and 2006 and
for the period December 9, 2005 (date of inception) through September 30, 2007

5.    Summary of Significant Accounting Policies (continued)

In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on April 2, 2007, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values.

The primary changes to the balance sheet reflect:

•	The recording of the fair value of goodwill;
•	Elimination of accumulated deficit; and
•	An increase in the paid-in capital from these adjustments

Although MagneGas Corporation continued as the same legal entity after the acquisition, the application of push down accounting represents the termination of the old accounting entity and the creation of a new one. As a result, the accompanying statements of operations, cash flows and stockholders’ equity are presented reflect the Predecessor and Successor, which relate to the period preceding the acquisition and the period succeeding the acquisition.

6.    Recently Issued Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB No. 140” (SFAS 156”). SFAS 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specified situations, such servicing assets or liabilities would be initially measured at fair value, if practicable and subsequently measured at amortized value or fair value based upon an election of the reporting entity. SFAS 156 also specifies certain financial statement presentation and disclosures in connection with servicing assets and liabilities. SFAS 156 is effective for fiscal years beginning after September 15, 2006 and may be adopted earlier but only if the adoption is in the first quarter of the fiscal year. The Company does not expect the adoption of SFAS No. 156 to have a material impact on its financial condition or results of its operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its financial condition or results of its operations.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its financial condition or results of its operations.

MagneGas Corporation
(A Development Stage Enterprise)

Notes to Financial Statements

As of September 30, 2007
and for the Three and Nine Months Ended September 30, 2007 and 2006 and
for the period December 9, 2005 (date of inception) through September 30, 2007

7.    Income Tax

The Company has not recognized an income tax benefit for its operating losses generated since inception based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  As of September 30, 2007, the Company incurred losses of approximately $ 270,000.  These losses are capitalized as start up costs for tax purposes, to be amortized when the Company commences business operations.

Since management of the Company believes that it is more likely than not that the net deferred tax asset will not provide future benefit, the Company has established a 100% valuation allowance on the net deferred tax assets as of September 30, 2007.

8.    Equity

The company has two classifications of stock:

Preferred Stock includes 10,000,000 shares authorized at a par value of $0.001, of which 2,000 are issued or outstanding.   Preferred Stock has been issued as Series A Convertible Preferred Stock.  Each Preferred Stock shall have 100,000 votes per share on all matters submitted to the shareholders that are equal to the number of shares of Common Stock.   The Series A Convertible Preferred Stock are convertible into five shares of Common Stock, at the holders option, at any time upon request.   No beneficial conversion feature is associated with the conversion option.  Preferred Stock has liquidation and dividend rights over Common Stock.

Common Stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 on December 9, 2005 in acceptance of the incorporation expenses for the Company.  Additionally, 67,052,000 shares were issued to founding contributors.   As management determined that the Company had negligible value, no value was attributed to the founders’ shares.   Common Stock has one vote per share.

The holders of a majority of the shares, Common Stock and the equivalent if-converted shares of Preferred Stock, voting together, shall appoint the members of the Board of the Directors.

During the nine month period ended September 30, 2007, the company issued 245,000 common shares to various consultants.  The Company valued the shares at  one dollar per share as the Company believed the per share price pursuant to the private placement was better indication of the fair market value than the services provided.

On June 12, 2007 30,000 shares were issued at $1 per share via a private placement offering.

During the quarter ended September 30, 2007 an additional 67,000 shares were issued at on dollar ($1.00) per share.  based on a private placement offering.

MagneGas Corporation
(A Development Stage Enterprise)

Notes to Financial Statements

As of September 30, 2007
and for the Three and Nine Months Ended September 30, 2007 and 2006 and
for the period December 9, 2005 (date of inception) through September 30, 2007

9.                       Related Party Transactions

The Company has entered into an agreement that will secure intellectual property licensing for North, South and Central America, however this agreement will not be in effect until it is funded.  The funding of this agreement is anticipated in the near future.   The guidelines of the agreement call for a transfer of 100,000 shares (currently valued at $100,000), which would make the agreement effective.  Additionally, the agreement will trigger a 5 year consulting agreement with the inventor and owner of the technology.   The company will have the right to exercise a purchase option, within 5 years of the funding, at a defined purchase price of $30,000,000.   This agreement is with the Father of the majority stockholder.

A shareholder of the Company has invested an additional $30,000 during the current quarter in exchange for 30,000 shares of common stock.

An advance of $2,000 was made by a company owned by the majority shareholder, for initial deposit for services.  There are no repayment terms to this advance and the amount is payable upon demand.

Certain expenses were paid for legal and consulting services.  The services were performed by current stockholders.  The cash payments for these expenses were $3,700.

The Company has had limited need for use of office space or equipment.  Any use of office space or equipment supplied by related parties has, thus far, been immaterial.  There has been no charge or cost accrual for any usage by the Company as of September 30, 2007.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

10.    Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

11.     Subsequent Events

Subsequent to September 30, 2007 the Company issued 85,000 and 60,500 common shares for services and cash to third parties. The shares issued for services were valued at one dollar ($1.00) per share which was the price issued for cash.

Gately & Associates, LLC
1248 Woodridge Court
Altamonte Springs, FL 32714
jgately@earthlink.net
Tel (407) 341-6942
Fax (407) 540-9612

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
4307, Inc.

Gentlemen:

        We have audited the accompanying balance sheet of 4703 Inc. (a development stage company) as of December 31, 2006 and 2005 and the related statements of operations, stockholder’s equity and cash flows for the twelve months ending December 31, 2006, the 22 days ending December 31, 2005 and from inception (December 9, 2005) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4307, Inc. as of December 31, 2006 and 2005, and the statement of operations and cash flows for the twelve months ending December 31, 2006, the 22 days ending December 31, 2005 and from inception (December 9, 2005) through December 31, 2006, in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, LLC

March 15, 2007

4307, Inc.
(a development stage company)
BALANCE SHEET
As of December 31, 2006 and December 31, 2005

ASSETS

CURRENT ASSETS	12/31/2006	12/31/2005

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$1,750	$300

Total Current Liabilities	1,750	300

TOTAL LIABILITIES	$1,750	$300

STOCKHOLDERS' EQUITY

Preferred Stock - Par value $0.001;
Authorized: 10,000,000
None issues and outstanding	$-	$-

Common Stock - Par value $0.001;
Authorized: 100,000,000
Issued and Outstanding: 100,000	100	100

Additional Paid-In Capital	-	-
Accumulated Deficit	(1,850)	(400)

Total Stockholders' Equity	(1,750)	(300)

TOTAL LIABILITIES AND EQUITY	$-	$-

The accompanying notes are an integral part of these financial statements.

4307, Inc.
(a development stage company)
STATEMENT OF OPERATIONS
For the twelve months ending December 31, 2006 and
22 days ending December 31, 2005 and
from inception (December 9, 2005) through December 31, 2006

	12 MONTHS	22 DAYS	FROM
	ENDING	ENDING	INCEPTION
	12/31/2006	12/31/2005	TO 12/31/06

REVENUE	$-	$-	$-

COST OF SERVICES	-	-	-

GROSS PROFIT OR (LOSS)	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	1,450	400	1,850

NET INCOME (LOSS)	(1,450)	(400)	(1,850)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(400)	-	-
ACCUMULATED DEFICIT, ENDING BALANCE	$(1,850)	$(400)	$(1,850)

Earnings (loss) per share	(0.01)	(0.00)

Weighted average number of common shares	100,000	100,000

The accompanying notes are an integral part of these financial statements.

4307, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (December 9, 2005) through December 31, 2006

		COMMON	ACCUM.	TOTAL
	SHARES	STOCK	DEFICIT	EQUITY

Stock issued on acceptance	100,000	$100		$100
of incorporation expenses
December 9, 2005

Net Income (Loss)	-	-	(400)	(400)

Total, December 31, 2005	100,000	$100	$(400)	$(300)

Net Income (Loss)	-	-	(1,450)	(1,450)

Total, December 31, 2006	100,000	$100	$(1,850)	$(1,750)

The accompanying notes are an integral part of these financial statements.

4307, Inc.
(a development stage company)
STATEMENTS OF CASH FLOWS
For the twelve months ending December 31, 2006 and
22 days ending December 31, 2005 and
from inception (December 9, 2005) through December 31, 2006

	12 MONTHS	22 DAYS	FROM
	ENDING	ENDING	INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES	12/31/2006	12/31/2005	TO 12/31/06

Net income (loss)	$(1,450)	$(400)	$(1,850)

Stock issued as compensation	-	100	100
Increase (Decrease) in Accrued Expenses	1,450	300	1,750

Total adjustments to net income	1,450	400	1,850

Net cash provided by (used in) operating activities	-	-	-

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-	-

Net cash flows provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from capital contributions	-	-	-
Proceeds from stock issuance	-	-	-

CASH RECONCILIATION

Net increase (decrease) in cash	-	-	-
Cash - beginning balance	-	-	-

CASH BALANCE - END OF PERIOD	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

4307, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

4307, Inc. (the Company), a Company incorporated in the state of Delaware as of December 9, 2005 plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company has adopted its fiscal year end to be December 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company's ability to continue as a going concern. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

4307, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholder funds The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

4307, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:

The Company has no agreements at this time.

8. Stockholder's Equity:

Preferred stock includes 10,000,000 shares authorized at a par value of $0.001, of which 2,000 issued or outstanding.

Common Stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 on December 31, 2005 in acceptance of the incorporation expenses for the Company.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

4307, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

10. Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11. Income Taxes:

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used. These net operating losses expire as the follow

MAGNEGAS CORPORATION
212,500 Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$6.50
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$0.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$20,000.00
Blue Sky fees and expenses	$0.00
Miscellaneous	$0.00
Total	$30,006.50

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

 ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On December 9, 2005, we issued 100,000 shares to Michael Raleigh for $100. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered.

We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Michael Raleigh had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. On April 2, 2007, Michael Raleigh sold his 100,000 shares to Clean Energies Tech Co. for $32,500, pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

In April 2007, we issued 67,152,000 shares to founding contributors.  The founding shares were issued based on verbal agreement to persons or corporations who assisted in the development of the technology and the shares were valued at par value.

Global Alpha	31,000,000
Global Beta	10,000,000
Luisa Ingargiola	10,000,000
Eric Gregory Holdings	10,000,000
Giorgio Beghella	100,000
Ronald Cole Living Trust	50,000
Seamus Lagan	100,000
Luigi Spiga	50,000
John Judy	300,000
Michael Rodriguez	300,000
James Alban	100,000
Douglas Ray Jones	100,000
Gene West Jr.	100,000
Terrance Allen	100,000
Richard Lyons	50,000
Maurizio Biofava	3,000
Francesco Botre'	3,000
TEIS	10,000
Michael McDonnough	50,000
Lisa Cuva	50,000
Pete Cunzolo	10,000
Vinny Ingargiola	50,000
Joseph Ingargiola	10,000
Joseph Apter	3,000
Henry and Carlene Batman	10,000
Gilbert Schwob	3,000
Paolo Tufano	10,000
D. Leon Ragsdale	30,000
Jeff Fila	10,000
Gary Linton	10,000
Karen Baker	10,000
Ed Geghardt	5,000
David Kleiman	5,000
Robert Sylvander	2,000
Regan Farr	2,000
Scott Johnson	2,000
Michael Weathers	2,000
Jack Baker	1,000
David Slawson	1,000
Vernon Keown	1,000
Chris Hammang	1,000
Chris Plant	1,000
Jessica Hair	1,000
Laura Herron	1,000
Donna Hair	1,000
Michael Anderson	1,000
Bevivino Antonio	10,000
Stein Erik Johansen	33,000
Erik Trell	33,000
Erik Strom-Pederson	33,000
Helmut Ziehe	3,000

Frenderick Henry Mandell	10,000
Diego Rapoport	10,000
Harry Agoado	3,000
Giuseppe Controtto and Graziella Loner	1,000,000
Clean Energies Tech	3,000,000
Healthcare Resource Support	50,000
Amani Channel	3,000
Joyce Bashista	10,000
Scott Anderson	3,000
Leon Toups	100,000
Jeruz Energy	100,000
Mary Hair	1,000
Don Markley	1,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction

In May 2007 we issued 245,000 shares of our common stock to the following shareholders for services rendered.  These shares were valued at $1.00 per shares for a total of $245,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Gregg E. Jaclin	40,000
Richard I. Anslow	50,000
Christine L. Zurich	10,000
Clifford J. Hunt	100,000
Jerry Paul	20,000
Robert W. Wilson	10,000
Ruth O'Loughlin	15,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction

In June 2007 we issued 30,000 shares to Clean Energies Tech Co. at $1.00 per share for working capital purposes to pay for administrative expenses.  The shares were valued at $1.00 per share. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 15, 2007, we completed a Regulation D Rule 506 offering in which we sold 157,500 shares of our common stock to the following shareholders pursuant to an offering at $1.00 per share for a total of $157,500.

Leslie S. Peterson	1,000
Jeffrey J. Malzone and Linda R. Malzone	1,000
Jerome W. Hall and Loretta E. Hall	1,000
Joseph A. Paoloni	5,000
Margaret Paoloni	5,000
Creative Sports Enterprises	1,000
Keith H. Peterson	4,200
David Folkman	1,000
Douglas Ray Jones	1,000
Sherepta Chroninger McLeod	1,000
Donald L. Feinstein	1,000
Abhulrahman A. Alhomoud and Adnan A. Alhomoud	1,000
Abdullla A. Alhomoud and Adnan A. Alhomoud	1,000
Afaf M. S. Aladsani	10,000
Hala A. Alhomoud and Adnan A. Alhomoud	1,000
Hiba A. Alhomoud and Adnan A. Alhomoud	1,000
Adnan A. Alhomoud	11,000
Dan Aminya	1,000
Craig Potter	1,500
Shirley A. Rumschlag	500
Henry B. Rumschlag	1,500
William E. Kilbourne, III	1,300
Paul W. Gibson	1,000
Connie J. Wiedmann	1,000
Roderic E.Harris	2,000
Robert Greenwood	2,000
Ronald B. Cole and Hermelinda Cole	1,000
Craig E. Morgan	1,000
Petr Lisa	1,000
Helmut Ziehe and Susannah R. Ziehe	1,000
James H. Rumschlag	1,500
Patrizia Medail	1,000
Aldo Gandiglio	1,000
Steve William Rogers and Stacy Ann Rogers	1,000
Robert Pedrino	1,000
Helen Pedrino	1,000
Gerald Soviar and Mary Ann Soviar	1,500
Robert J. Kaltenbach	1,000
Jeannette M. Hobbins	1,000
Daniel D. Moore, Jr.	1,000
Wade Dorffi	1,000
Myron V. Knapp	1,000
Daniel D. Evans	500
Michael Harrison	2,000
Curtis Sharp	5,000
Chris Carlson	1,000
Eric C. Carlson	2,000
John McNab	6,000
Joseph A. Lentini and Gloria J. Lentini	1,000
Jeffrey Robbins and Patricia Robbins	1,000
Milton D. Rees and Vera M. Rees	1,000
Frances Oman	1,000
Abbie Blair	500
Phillip E. Yokley and Ruby Lee Yokley	1,000

Asher Kaltian	1,000
Diane Claire Holland	1,000
Clifford A. Stock	1,500
Amani Channel	1,000
Steve G. Scalmanini	1,000
Melionda L. Baker	1,000
Namdar Avnel	1,000
Aminia and Abraham Pnina	1,000
Mike and Judy Jeffery	500
Taryn R. Duncan	1,000
Bonnie L. Carpenter and Jerry J. Jezowski	1,500
Raymond Paulson	5,000
Scott Anderson	3,000
Jay C. Barrett and Winnie M. Barrett	1,000
Ramba and Pravin Kakadiya	5,000
Bharat and Padma Mendpara	2,000
William and Leva Pedrino	1,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.
(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.
(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

On October 1, 2007, we issued 40,000 shares to Jerry Paul, 20,000 shares to Robert Wilson and 25,000 shares to Melvin MCollister III for services rendered.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities.

Other than the securities mentioned above, we have not issued or sold any securities. In all of these offerings, the potential investors had access to the kind of information normally provided in a prospectus.

At the time of receipt of the common stock for all of these offerings, each investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment. No general solicitation or advertising occurred in connection with any of these offerings.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement between Clean Energies Tech Co. and Scott Raleigh**
23.1	Consent of Gately & Associates, LLC
23.2	Consent of Counsel, as in Exhibit 5.1

* Filed as an exhibit to the Form 10SB filed with the SEC on April 3, 2006
** filed as an exhibit to the Form 8-K filed with the SEC on April 5, 2007

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Rule 430A under the Securities Act undertaking:

The undersigned registrant hereby undertakes:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Harbor, State of Florida on December 7, 2007.

By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chairman of the Board of Directors and CEO

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dr. Ruggero Maria Santilli true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chairman of the Board of Directors and CEO

By:	/s/ Bo Linton
Bo Linton
President and Directors

By:	/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer, Secretary and Director

By:	/s/ Carla Santilli
Carla Santilli
Director

Dated: December 7, 2007